Exhibit 99.1

CRISPR Therapeutics Announces Appointment of Michael Tomsicek as Chief Financial Officer

ZUG, Switzerland and CAMBRIDGE, Mass., — November 13, 2017 — CRISPR Therapeutics (NASDAQ:CRSP), a biopharmaceutical company focused on creating transformative gene-based medicines for serious diseases, announces the appointment of Michael Tomsicek as Chief Financial Officer. Mr. Tomsicek is a highly accomplished CFO who brings an extensive array of financial experience to CRISPR, including a background with global public companies in corporate finance, operations management systems, and corporate collaborations and licensing. He joins CRISPR Therapeutics to oversee the company’s global finance team reporting directly to the Chief Executive Officer.

Prior to joining CRISPR Therapeutics, Mr. Tomsicek most recently served as CFO of Abiomed, a publicly-traded provider of medical devices with over $400 million in sales and an $8.0 billion market capitalization. Before that, he was Senior Vice President, Chief Financial Officer at Cubist Pharmaceuticals. He joined Cubist in 2010 and held a series of roles of increasing responsibility leading finance, investor relations and strategic sourcing through a period of dynamic growth at the company. Cubist, a global bio-pharmaceutical company, was acquired in 2015 for $9.5 billion by Merck & Co, Inc. Prior to Cubist, Mr. Tomsicek spent nearly eight years at General Electric Healthcare, as finance manager in global operations, and then as CFO of its ultrasound business.

“Mike’s extensive experience in global finance and operations, as well as his track record of financing clinical-stage biotech companies, will be critical as we enter our next phase of growth and begin clinical trials,” said Sam Kulkarni, President of CRISPR Therapeutics. “On behalf of the entire CRISPR team, I welcome Mike and look forward to his contributions.”

“I believe CRISPR Therapeutics is poised to translate its leading gene-editing platform into transformative therapies in hemoglobinopathies and cancer. I am enthusiastic to join CRISPR and help realize this great promise,” commented Michael Tomsicek.

Michael Tomsicek holds a bachelor of science degree in engineering and a master of business administration, both from the University of Wisconsin.

About CRISPR Therapeutics

CRISPR Therapeutics is a leading gene-editing company focused on developing transformative gene-based medicines for serious diseases using its proprietary CRISPR / Cas9 gene-editing platform. CRISPR/Cas9 is a revolutionary technology that allows for precise, directed changes to genomic DNA. The company’s multi-disciplinary team of world-class researchers and drug developers is working to translate this technology into breakthrough human therapeutics in a number of serious diseases. Additionally, CRISPR Therapeutics has established strategic collaborations with Bayer AG and Vertex Pharmaceuticals to develop CRISPR-based therapeutics in diseases with high unmet need. The foundational CRISPR / Cas9 patent estate for human therapeutic use was licensed from the company’s scientific founder Emmanuelle Charpentier, Ph.D. CRISPR Therapeutics AG is headquartered in Zug, Switzerland, with its wholly-owned U.S. subsidiary, CRISPR Therapeutics, Inc., and R&D operations based in Cambridge, Massachusetts. For more information, please visit http://www.crisprtx.com.

CRISPR Forward-Looking Statement

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the timing of filing of clinical trial applications and INDs and timing of commencement of clinical trials, the intellectual property coverage and positions of the Company, its licensors and third parties, the sufficiency of the Company’s cash resources and the therapeutic value, development, and commercial potential of CRISPR/Cas-9 gene editing technologies and therapies. You are cautioned that forward-looking statements are inherently uncertain. Although the Company believes that such statements are based on reasonable assumptions within the bounds of its knowledge of its business and operations, the forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those projected or suggested in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: uncertainties regarding the intellectual property protection for our technology and intellectual property belonging to third parties; uncertainties inherent in the initiation and completion of preclinical studies for the Company’s product candidates; availability and timing of results from preclinical studies; whether results from a preclinical trial will be predictive of future results of the future trials; expectations for regulatory approvals to conduct trials or to market products; and those risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K, and in any other subsequent filings made by the Company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.

MEDIA CONTACT:

Jennifer Paganelli

WCG for CRISPR

347-658-8290

jpaganelli@wcgworld.com

INVESTOR CONTACTS:

Chris Erdman

617-307-7227

Chris.erdman@crisprtx.com

Chris Brinzey

Westwicke Partners for CRISPR

339-970-2843

chris.brinzey@westwicke.com

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